CleanSpark to Expand Mining Operations in Texas with up to 500 Megawatts of Renewable Power

The expansion at full deployment adds up to 16.0 EH/s to CleanSpark’s existing hashrate

LAS VEGAS, March 31, 2022 — CleanSpark, Inc. (Nasdaq: CLSK) (the "Company" or "CleanSpark"), a sustainable bitcoin mining and energy technology company, today announced that it has signed an agreement with Houston-based Lancium to secure an initial 200 megawatts (MW) at Lancium’s renewably-powered datacenters in West Texas, with an option to add 300 MW more in the future.

It is expected that approximately 50 MW of the purchased capacity will be operational by December 31, 2022, while the remaining 150 MW will be fully operational during Spring 2023. After completely using this capacity with the latest generation of bitcoin mining machines, CleanSpark will add an estimated 16.0 EH/s to its current forecasted hashrate of 4.0 EH/s — strengthening its position as one of the top bitcoin miners in North America.

Lancium is an energy technology and infrastructure company dedicated to accelerating the energy transition. Lancium’s Clean Campuses are located in regions with access to low-cost renewable energy. Enabled by the company’s proprietary Lancium Smart Response technology, these Campuses act as “Controllable Load Resources” (CLRs) which provide for enhanced reliability of the power grid and encourage the growth of additional renewable energy. In September 2021, the company announced it had broken ground on its first “Clean Campus” located in Fort Stockton, Texas.

“Lancium’s facilities are best-in-class, scalable and, importantly, draw their power from renewable-rich West Texas, which made Lancium an ideal partner for us to co-locate our machines,” said Zach Bradford, CEO of CleanSpark. “This move is in keeping with our strategy of focusing on infrastructure first. We continue to build more capacity at our own bitcoin mining facilities while we partner with colocation service providers. This hybrid approach helps us ensure that we always have rackspace ready to deploy new machines when they are delivered to us by the manufacturers. Such speed and optionality is critical as we scale our mining operations from megawatts to gigawatts in the coming years.”

“Our Clean Campuses provide a unique solution that will provide both green and low cost power for customers that are interruptible and use large amounts of power,” said Michael McNamara CEO and co-founder of Lancium. “Beyond the benefits to clients like CleanSpark, we believe the size of our renewably-powered Clean Campuses, when combined with Lancium Smart Response technology, provide additional benefits in terms of enhanced power grid stability and the further development of renewable energy.”

As of February 28, CleanSpark has over 22,000 bitcoin mining machines in operation, with over 20,000 Bitmain S19 series rigs pending delivery and deployment in batches through October 2022. The Company employs a sustainable business strategy of converting a portion of its BTC holdings to fund operations and expansion, with a goal of limiting shareholder dilution and stably maximizing returns for shareholders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release, but are not limited to statements regarding our future results of operations and financial position, industry and business trends, equity compensation, business strategy, plans, market growth and our objectives for future operations.

The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate, increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; the successful deployment of energy solutions for residential and commercial applications; the expectations of future revenue growth may not be realized; ongoing demand for the Company's software products and related services; the impact of global pandemics (including COVID-19) on logistics and shipping and the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and any subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this press release with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

About CleanSpark

CleanSpark, Inc., a Nevada corporation, is a sustainable bitcoin mining and energy technology company that is solving modern energy challenges. For more information about the Company, please visit the Company's website at https://www.cleanspark.com/investor-relations.

About Lancium

Headquartered in The Woodlands, Texas, Lancium is dedicated to accelerating the energy transition through technologies and infrastructure designed to enable more clean energy production while also balancing and stabilizing the power grid. Lancium’s Clean Campuses are designed to provide a low-cost, sustainable solution for large-scale, energy-intensive customers through its propriety Smart Response™ technology. For more information, visit www.lancium.com.

Investor Relations Contact

Matt Schultz, Executive Chairman

ir@cleanspark.com

Media Contacts

Isaac Holyoak

pr@cleanspark.com

BlocksBridge Consulting

Nishant Sharma

cleanspark@blocksbridge.com

For Lancium:

pr@lancium.com